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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 31, 1998
                                                           -------------

                              HANOVER DIRECT, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     1-12082
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                            (COMMISSION FILE NUMBER)

                DELAWARE                                      13-0853260
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      (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
            OF INCORPORATION)                           IDENTIFICATION NUMBER)

          1500 HARBOR BOULEVARD
          WEEHAWKEN, NEW JERSEY                                  07087
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          (ADDRESS OF PRINCIPAL                               (ZIP CODE)
           EXECUTIVE OFFICES)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300
                                                    --------------

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5. OTHER EVENTS.

         On July 31, 1998, Richemont Finance S.A., a Luxembourg corporation ("Richemont") and the holder of record of 97,144,167 shares or 47.46% of the issued and outstanding common stock, par value $.66-2/3 per share (the "Common Stock"), of Hanover Direct, Inc., a Delaware corporation (the "Company"), acquired 5,646,490 additional shares of Common Stock of the Company pursuant to the exercise of certain common stock purchase warrants with exercise prices ranging from $1.95 to $2.59 per share and an aggregate total exercise price of $13,640,796.21. As a result of such exercise, Richemont owns 102,790,657 shares or 48.88% of the issued and outstanding Common Stock of the Company.

         The Company intends to use the proceeds from the warrant exercise to reduce amounts outstanding under its secured credit facility with Congress Financial Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HANOVER DIRECT, INC.
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                                             (Registrant)


July 31, 1998                                By: /s/Larry J. Svoboda
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                                             Name: Larry J. Svoboda
                                             Title: Senior Vice President
                                                    & Chief Financial Officer